Exhibit 99.1

Listed on the New York Stock Exchange (CLP)     NEWS RELEASE

Colonial Properties Trust Reports Results for First Quarter 2013

BIRMINGHAM, Ala. - April 25, 2013 - Colonial Properties Trust (NYSE: CLP) announced its results for the quarter ended March 31, 2013.

For the first quarter 2013, the company reported net income available to common shareholders (EPS) of $5.6 million, or $0.06 per diluted share, compared with a net loss available to common shareholders of $6.0 million, or $0.07 per diluted share, for the same period in 2012. The first quarter 2013 included a gain of $7.2 million, or $0.08 per diluted share, related to the sale of Metropolitan Midtown in February for total sales proceeds of $94.4 million. Funds from Operations Available to Common Shareholders and Unitholders (FFO), a widely accepted measure of REIT performance, for the first quarter 2013 was $31.8 million, or $0.34 per diluted share, compared with $28.0 million, or $0.30 per diluted share, for the same period in 2012. The increase in the first quarter 2013 FFO is primarily a result of a 6.8 percent increase in multifamily same-property net operating income (NOI) as a result of improving rental rates and the income derived from the acquisition and development of multifamily apartment communities, offset by properties sold since January 1, 2012.

A reconciliation of net income/loss available to common shareholders to FFO, and a reconciliation of NOI to income/loss from continuing operations, as well as definitions and statements of purpose are included in the financial tables accompanying this press release.

Thomas H. Lowder, Chairman and Chief Executive Officer, noted, “Simplified and stronger best describe the company and the progress we have made over the past few years. We now have over 90 percent of our total net operating income being generated from multifamily apartment communities, and our same property portfolio continues to deliver solid results. Our multifamily development pipeline is creating significant value for our shareholders, while the disposition of our commercial assets continues to strengthen our balance sheet and simplify the company.”

Highlights for the First Quarter 2013

•	Multifamily same-property NOI increased 6.8 percent compared with first quarter 2012

•	Multifamily same-property revenue increased 5.2 percent compared with first quarter 2012

•	Ended the quarter with multifamily same-property physical occupancy of 96.1 percent

•	Acquired the 280-unit Colonial Grand at Windermere in Orlando, Florida, for $43.0 million

•	Completed two apartment community developments totaling 404 units and an investment of $40.3 million

•	Sold Metropolitan Midtown in Charlotte, North Carolina, for $94.4 million in cash

Multifamily Operating Performance

Multifamily NOI for the first quarter 2013 increased 6.8 percent compared with the first quarter 2012 for the 31,436 apartment homes included in the consolidated same-property results. Multifamily same-property revenues increased 5.2 percent and expenses increased 2.8 percent compared with the first quarter 2012. The increase in revenues was primarily due to an improvement in renewal lease rates and a consistently high occupancy level. The increase in expenses is primarily due to an increase in property taxes.

Sequentially, multifamily same-property NOI for the first quarter 2013 increased 1.2 percent compared with the fourth quarter 2012, with revenues increasing 0.5 percent and expenses decreasing 0.7 percent compared with the prior quarter.

Development Activity

During the quarter, the company completed construction of Colonial Grand at Double Creek, a $28.3 million development with 296 units in Austin, Texas, and Colonial Grand at Lake Mary (Phase II), a $12.0 million development with 108 units in Orlando, Florida.

The company began construction during the quarter on Colonial Grand at Lake Mary (Phase III), a $16.1 million development with 132 units in Orlando, Florida. Construction continued during the quarter on three wholly-owned apartment communities: Colonial Reserve at South End, a $59.3 million development with 353 units in Charlotte, North Carolina; Colonial Grand at Randal Lakes, a $57.0 million development with 462 units in Orlando, Florida; and Colonial Grand at Ayrsley (Phase II), a $9.1 million development with 81 units in Charlotte, North Carolina.

Acquisitions

In March 2013, the company purchased the 280-unit Colonial Grand at Windermere, a Class A garden-style apartment community located in the Orlando submarket of Windermere, Florida, for a total purchase price of $43.0 million. The apartment community was built in 2009 and 95.0 percent occupied at March 31, 2013.

Dispositions

In February 2013, the company sold its 342,000 square-foot mixed-use property, Metropolitan Midtown, located in Charlotte, North Carolina, for $94.4 million in cash. The sales proceeds were used to pay down a portion of the outstanding balance under the company's unsecured line of credit and fund the company's development pipeline.

In January 2013, the company sold its remaining 10 percent ownership interest in the 388,000-square-foot retail center Colonial Promenade at Hoover in Birmingham, Alabama. The company received $0.5 million in cash and no longer has responsibility for $1.5 million of associated mortgage debt, which represented the company's pro-rata share of such debt.

Subsequent to quarter end, in April 2013, the company sold Colonial Reserve at West Franklin, a 332-unit apartment community located in Richmond, Virginia, for $23.8 million. The property was 49 years old and had an average monthly rent of $704 per unit.

Quarterly Dividend on Common Shares

On April 24, 2013, the Board of Trustees declared a quarterly cash dividend on common shares for the second quarter 2013 of $0.21 per common share. The dividend is payable May 13, 2013, to shareholders of record as of May 6, 2013, representing an ex-dividend date of May 2, 2013.

2013 EPS and FFO per Share Guidance

The company confirmed its previously issued guidance range for the full-year 2013 for EPS and FFO per share, with certain assumptions and the timing of certain transactions, as set forth and reconciled below:

	Full-Year 2013 Range
	Low	-	High

Diluted EPS	$0.29	-	$0.45
Plus: Real Estate Depreciation & Amortization	1.35	-	1.35
Less: Gain on Sale of Operating Properties	(0.30)	-	(0.40)
Total Diluted FFO per share	$1.34	-	$1.40

Following are the assumptions reflected in the company's full-year 2013 guidance:

•	Multifamily same-property net operating income: growth of 4.00 to 6.00 percent.

◦	Revenue: Increase of 4.25 to 5.25 percent

◦	Expense: Increase of 4.00 to 5.00 percent

•	Development spending of $125 million to $150 million.

•	Acquisitions of $150 million to $175 million.

•	Dispositions of $275 million to $325 million.

•	Corporate G&A expenses of $18 million to $19 million.

The company's guidance range reflects the existence of volatile economic conditions, and is based on a number of assumptions, many of which are outside the company's control and all of which are subject to change. The company's guidance may change if actual results vary from these assumptions.

For additional details regarding the company's disposition and investment activities, see the company's Supplemental Financial Highlights available on the company's website at www.colonialprop.com.

Conference Call and Supplemental Materials

The company will hold its quarterly conference call Thursday, April 25, 2013, at 1:30 p.m. Central Time. The call will include a review of the company's first quarter performance, 2013 guidance and a discussion of the company's strategy and expectations for the future.

To participate, please dial 1-800-908-8370. As with previous calls, a replay will be available for seven days by dialing 1-800-633-8284; the conference ID is 21629709. Access to the live call and a replay will also be available through the company's website at www.colonialprop.com under “Investors: Press Releases: Event Calendar.”

Colonial Properties Trust produces a supplemental information package that provides detailed information regarding operating performance, investing activities and the company's overall financial position. For a copy of Colonial Properties' detailed Supplemental Financial Highlights, please visit the company's website at www.colonialprop.com under the “Investors: Financial Information and Filings: Quarterly Supplemental Information” tab, or contact Jerry Brewer in Investor Relations at 1-800-645-3917.

Colonial Properties Trust is a multifamily focused real estate investment trust (REIT) that is engaged in the ownership, development, acquisition and management of quality real estate properties in the Sunbelt region of the United States.  As of March 31, 2013, the company owns interests in 117 apartment properties containing 35,181 apartment homes and 2.0 million square feet of commercial space.  Headquartered in Birmingham, Alabama, Colonial Properties Trust is listed on the New York Stock Exchange under the symbol CLP and is included in the S&P SmallCap 600 index.  For more information, please visit the company's website at www.colonialprop.com.

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this press release. The non-GAAP financial measures include FFO and NOI. The definitions of these non-GAAP financial measures are summarized below. The company believes that these measures are helpful to investors in measuring financial performance and comparing such performance to other REITs.

Funds from Operations - FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means income (loss) before non-controlling interest (determined in accordance with GAAP), excluding gains (losses) from sales of depreciated property and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized measure in the company's industry and is presented to assist investors in analyzing the company's performance. The company believes that FFO is useful to investors because it provides an additional indicator of the company's financial and operating performance. This is because, by excluding the effect of real estate depreciation and amortization, gains (or losses) from sales of properties and impairment write-downs of depreciable real estate (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs.

The company believes that the line on its consolidated statements of income entitled “net income available to common shareholders” is the most directly comparable GAAP measure to FFO.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, is fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. In addition to company management evaluating the operating performance of its reportable segments based on FFO results, management uses FFO and FFO per share, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to key employees.

Property Net Operating Income - The company uses property NOI, including same-property NOI, as an operating measure. NOI is defined as total property revenues, including unconsolidated partnerships and joint ventures, less total property operating expenses (such items as repairs and maintenance, payroll, utilities, property taxes, insurance and advertising). The company believes that in order to facilitate a clear understanding of its operating results, NOI should be examined in conjunction with (loss) income from continuing operations as presented in the company's consolidated financial statements. The company also believes that NOI is an important supplemental measure of operating performance for a REIT's operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses. This measure is particularly useful, in the opinion of the company, in evaluating the performance of geographic operations, same-property groupings and individual properties. Additionally, the company believes that NOI is a widely accepted measure of comparative operating performance in the real estate investment community. The company believes that the line on its consolidated statements of income entitled "(loss) income from continuing operations" is the most directly comparable GAAP measure to NOI. In addition to company management evaluating the operating performance of its reportable segments based on NOI results, management uses NOI, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to key employees.

The company's method of calculating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO and NOI should not be considered (1) as an alternative to net income (determined in accordance with GAAP), (2) as an indicator of financial performance, (3) as cash flow from operating activities (determined in accordance with GAAP) or (4) as a measure of liquidity, nor is it indicative of sufficient cash flow to fund all of the company's needs, including the company's ability to make distributions.

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Estimates of future earnings are, by definition, and certain other statements in this press release, including statements regarding future dispositions and developments, development costs, operating performance outlook, and other business fundamentals, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the company's actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, changes in national, regional and local economic conditions, which may be negatively impacted by concerns about inflation, deflation, government deficits (including the European sovereign debt crisis), high unemployment rates, decreased consumer confidence and liquidity concerns, particularly in markets in which we have a high concentration of properties; exposure, as a multifamily REIT, to risks inherent in investments in a single industry; ability to obtain financing on favorable rates, if at all; performance of affiliates or companies in which we have made investments; changes in operating costs; higher than expected construction costs; uncertainties associated with the timing and amount of real estate disposition and the resulting gains/losses associated with such dispositions; legislative or regulatory decisions; the company's ability to continue to maintain our status as a REIT for federal income tax purposes; price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on availability of financing; the effect of any rating agency action on the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.

Except as otherwise required by the federal securities laws, the company assumes no responsibility to update the information in this press release.

The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the company's Annual Report on Form 10-K for the year ended December 31, 2012, as may be updated or supplemented in the company's Form 10-Q filings, which discuss these and other factors that could adversely affect the company's results.

CONTACT:     Colonial Properties Trust
Jerry A. Brewer, Executive Vice President, Finance, 1-800-645-3917

COLONIAL PROPERTIES TRUST
Financial Statements
First Quarter 2013

BALANCE SHEET
($ in 000s)	As of	As of
	3/31/2013	12/31/2012
ASSETS
Real Estate Assets
Operating Properties	$3,563,090	$3,489,324
Undeveloped Land & Construction in Progress	268,910	296,153
Total Real Estate, before Depreciation	3,832,000	3,785,477

Less: Accumulated Depreciation	(832,881)	(804,964)
Real Estate Assets Held for Sale, net	35,498	93,450

Net Real Estate Assets	3,034,617	3,073,963

Cash and Equivalents	8,661	11,674
Restricted Cash	8,892	38,128
Accounts Receivable, net	23,449	23,977
Notes Receivable	42,107	42,399
Prepaid Expenses	13,448	19,460
Deferred Debt and Lease Costs	20,521	23,938
Investment in Unconsolidated Subsidiaries	7,702	7,777
Other Assets	33,695	44,892
Total Assets	$3,193,092	$3,286,208

LIABILITIES
Unsecured Credit Facility	$116,173	$188,631
Notes and Mortgages Payable	1,642,607	1,643,361
Total Debt	1,758,780	1,831,992
Accounts Payable	34,959	53,545
Accrued Interest	16,161	10,209
Accrued Expenses	47,143	41,652
Other Liabilities	33,065	36,751
Total Liabilities	1,890,108	1,974,149

Redeemable Common Units	169,894	162,056

EQUITY
Limited Partner's Noncontrolling Interest	104	695

Cumulative Earnings	1,281,694	1,276,118
Cumulative Distributions	(1,944,721)	(1,926,167)
Common Equity, including Additional Paid-in Capital	1,969,338	1,974,532
Treasury Shares, at Cost	(150,163)	(150,163)
Accumulated Other Comprehensive Loss	(23,162)	(25,012)
Total Equity, including Noncontrolling Interest	1,133,090	1,150,003
Total Liabilities and Equity	$3,193,092	$3,286,208

SHARES & UNITS OUTSTANDING, END OF PERIOD
(shares and units in 000s)	As of	As of
	3/31/2013	12/31/2012
Basic
Shares	88,520	88,212
Operating Partnership Units (OP Units)	7,152	7,153
Total Shares & OP Units	95,672	95,365

COLONIAL PROPERTIES TRUST
Financial Statements
First Quarter 2013

CONSOLIDATED STATEMENTS OF OPERATIONS
($ in 000s, except per share data)	Three Months Ended
	3/31/2013	3/31/2012
Revenues
Minimum Rent	$84,843	$77,240
Tenant Recoveries	2,495	2,566
Other Property Related Revenue	16,370	12,847
Other Non-Property Related Revenue	178	1,344
Total Revenues	103,886	93,997

Operating Expenses
Operating Expenses:
Property Operating Expense	27,340	25,271
Taxes, Licenses and Insurance	13,031	10,875
Total Property Operating Expenses	40,371	36,146
Property Management Expense	4,416	2,846
General and Administrative Expense	4,787	5,767
Management Fees and Other Expenses	250	2,045
Investment and Development Expenses (1)	400	387
Depreciation	31,626	29,551
Amortization	1,775	1,872
Impairment and Other Losses	90	500
Total Operating Expenses	83,715	79,114

Income from Operations	20,171	14,883

Other Income (Expense)
Interest Expense	(22,195)	(23,053)
Debt Cost Amortization	(1,377)	(1,433)
Interest Income	761	1,028
Income from Partially-Owned Investments	670	673
Gain (Loss) on Sale of Property	10	(227)
Taxes and Other	(188)	(188)
Total Other Income (Expense)	(22,319)	(23,200)
Loss from Continuing Operations	(2,148)	(8,317)

Discontinued Operations
Income from Discontinued Operations	1,115	1,866
Gain (Loss) on Disposal of Discontinued Operations	7,184	(2)
Net Income from Discontinued Operations	8,299	1,864

Net Income (Loss)	6,151	(6,453)

Noncontrolling Interest
Continuing Operations
Noncontrolling Interest of Limited Partners	(123)	(9)
Noncontrolling Interest in CRLP - Common	169	630
Discontinued Operations
Noncontrolling Interest in CRLP - Common	(621)	(142)
(Income) Loss Attributable to Noncontrolling Interest	(575)	479

Net Income (Loss) Available to Common Shareholders	$5,576	$(5,974)
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Continued on following page

COLONIAL PROPERTIES TRUST
Financial Statements
First Quarter 2013

CONSOLIDATED STATEMENTS OF OPERATIONS (continued)
	Three Months Ended
	3/31/2013	3/31/2012
Income (Loss) per Share - Basic
Continuing Operations	$(0.03)	$(0.09)
Discontinued Operations	0.09	0.02
EPS - Basic	$0.06	$(0.07)

Income (Loss) per Share - Diluted
Continuing Operations	$(0.03)	$(0.09)
Discontinued Operations	0.09	0.02
EPS - Diluted	$0.06	$(0.07)

(1) Reflects costs incurred related to acquisitions and abandoned pursuits. These costs are volatile and therefore may vary between periods.

SHARES AND UNITS OUTSTANDING, WEIGHTED
(shares and units in 000s)	Three Months Ended
	3/31/2013	3/31/2012
Basic
Shares	87,791	87,012
Operating Partnership Units (OP Units)	7,153	7,169
Total Shares & OP Units	94,944	94,181

Dilutive Common Share Equivalents	—	—

Diluted (1)
Shares	87,791	87,012
Total Shares & OP Units	94,944	94,181

(1) For periods where the Company reported a net loss from continuing operations (after preferred dividends), the effect of dilutive shares has been excluded from per share computations as including such shares would be anti-dilutive.

COLONIAL PROPERTIES TRUST
Financial Statements
First Quarter 2013

FUNDS FROM OPERATIONS (FFO) RECONCILIATION
($ in 000s, except per share data)	Three Months Ended
	3/31/2013	3/31/2012
Net Income (Loss) Available to Common Shareholders	$5,576	$(5,974)
Noncontrolling Interest in CRLP (Operating Partnership Unitholders)	452	(488)
Total	6,028	(6,462)

Adjustments - Consolidated Properties
Depreciation - Real Estate	31,597	31,961
Amortization - Real Estate	1,817	2,118
Remove: (Gain)/Loss on Sale of Property, net of Income Tax and Noncontrolling Interest	(7,194)	229
Include: Gain/(Loss) on Sale of Undepreciated Property, net of Income Tax and Noncontrolling Interest	7	(261)
Total Adjustments - Consolidated	26,227	34,047

Adjustments - Unconsolidated Properties
Depreciation - Real Estate	95	1,117
Amortization - Real Estate	2	367
Remove: (Gain)/Loss on Sale of Property	(344)	(803)
Total Adjustments - Unconsolidated	(247)	681

Funds from Operations	$32,008	$28,266

Income Allocated to Participating Securities	(197)	(219)

Funds from Operations Available to Common Shareholders and Unitholders	$31,811	$28,047

FFO per Share
Basic	$0.34	$0.30
Diluted	$0.34	$0.30

FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means income (loss) before noncontrolling interest (determined in accordance with GAAP), excluding gains (losses) from sales of depreciated property and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. FFO is presented to assist investors in analyzing the
Company's performance. The Company believes that FFO is useful to investors because it provides an additional indicator of the Company's financial and operating performance. This is because, by excluding the effect of real estate depreciation and amortization, gains (or losses) from sales of properties and impairment write-downs of depreciable real estate (all of which are based on historical costs which may be of limited relevance in evaluating current performance),
FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the Company's industry.

The Company's method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
FFO should not be considered (1) as an alternative to net income (determined in accordance with GAAP), (2) as an indicator of financial performance, (3) as cash flow from operating activities (determined in accordance with GAAP) or (4) as a measure of liquidity nor is it indicative of sufficient cash flow to fund all of our needs, including our ability to make distributions.

COLONIAL PROPERTIES TRUST
Corporate Reconciliations
($ in 000s)

RECONCILIATION OF REVENUES
	Three Months Ended
	3/31/2013	3/31/2012
Divisional Total Revenues
Multifamily - Same Property	$86,613	$82,293
Multifamily - Non-Same Property (1)	9,158	5,548
Commercial	10,746	17,717
Total Divisional Revenues	106,517	105,558

Less: Unconsolidated Revenues - Multifamily	(292)	(471)
Less: Unconsolidated Revenues - Commercial	(457)	(4,794)
Discontinued Operations	(2,060)	(7,640)
Unallocated Corporate Revenue	178	1,344
Consolidated Revenue Adjusted - '12 Discontinued Operations (2)	103,886	93,997
Add: Additional Discontinued Operations Revenue, post filing (3)	—	7,609
Total Consolidated Revenue, per 10-Q (4)	$103,886	$101,606

RECONCILIATION OF EXPENSES
	Three Months Ended
	3/31/2013	3/31/2012
Divisional Total Expenses
Multifamily - Same Property	$33,220	$32,306
Multifamily - Non-Same Property (1)	4,599	2,976
Commercial	3,658	5,731
Total Divisional Expenses	41,477	41,013

Less: Unconsolidated Expenses - Multifamily	(136)	(217)
Less: Unconsolidated Expenses - Commercial	(114)	(1,707)
Discontinued Operations	(856)	(2,943)
Total Property Operating Expenses	40,371	36,146
Property Management Expense	4,416	2,846
General and Administrative Expense	4,787	5,767
Management Fee and Other Expenses	250	2,045
Investment and Development Expenses (5)	400	387
Impairment and Other Losses	90	500
Depreciation	31,626	29,551
Amortization	1,775	1,872
Consolidated Expense Adjusted - '12 Discontinued Operations (2)	83,715	79,114
Add: Additional Discontinued Operations Expense, post filing (3)	—	5,615
Total Consolidated Expense, per 10-Q (4)	$83,715	$84,729

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COLONIAL PROPERTIES TRUST
Corporate Reconciliations
($ in 000s)

RECONCILIATION OF NOI
	Three Months Ended
	3/31/2013	3/31/2012
Divisional Total NOI
Multifamily - Same Property	$53,393	$49,987
Multifamily - Non-Same Property (1)	4,559	2,572
Commercial	7,088	11,986
Total Divisional NOI	65,040	64,545

Less: Unconsolidated NOI - Multifamily	(156)	(254)
Less: Unconsolidated NOI - Commercial	(343)	(3,087)
Discontinued Operations	(1,204)	(4,697)
Unallocated Corporate Revenue	178	1,344
Property Management Expense	(4,416)	(2,846)
General and Administrative Expense	(4,787)	(5,767)
Management Fee and Other Expenses	(250)	(2,045)
Investment and Development Expenses (5)	(400)	(387)
Impairment and Other Losses	(90)	(500)
Depreciation	(31,626)	(29,551)
Amortization	(1,775)	(1,872)
Income from Operations	20,171	14,883
Total Other Income (Expense)	(22,319)	(23,200)
Loss from Continuing Operations (6)	(2,148)	(8,317)
Discontinued Operations	—	1,997
Loss from Continuing Operations, per 10-Q (4)	$(2,148)	$(6,320)

(1) Includes operations from for-sale portfolio.
(2) Reflects total consolidated revenue and total consolidated expense (as applicable), adjusted to reflect discontinued operations classifications made after filing of prior period financials.
(3) Adjustment to prior period financials to reflect discontinued operations classifications made after filing of prior period financials.
(4) For prior period, reflects total consolidated revenue, expense or income (loss) from continuing operations (as applicable) as presented in prior period financials (i.e., excluding adjustment for discontinued operations classifications made after filing of prior period financials).
(5) Reflects costs incurred related to acquisitions and abandoned pursuits. These costs are volatile and therefore may vary between periods.
(6) Loss from Continuing Operations before extraordinary items, noncontrolling interest and discontinued operations. Adjustments for additional discontinued operations have restated prior periods in accordance with ASC 205-20.